American General Finance Corporation

With Maturities of 9 Months or More from Date of Issue

Registration No.		333-136056
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		15
(To Prospectus dated July 26, 2006 and Prospectus Supplement dated November 26, 2007)
The date of this Pricing Supplement is			June 16, 2008
Trade Date:	06/23/08		Issue Date:	06/16/08

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
02639EPQ1	6.250%	07/15/2011	SEMI-ANNUAL	01/15/2009	No	N/A
02639EPR9	6.750%	07/15/2013	SEMI-ANNUAL	01/15/2009	No	N/A
02639EPS7	7.250%	07/15/2015	SEMI-ANNUAL	01/15/2009	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Price to Public	Discounts and Commissions	Survivors Option	OID Note	Other Material Terms
02639EPQ1	100.000%	0.625%	YES	No	N/A
02639EPR9	100.000%	1.000%	YES	No	N/A
02639EPS7	100.000%	1.200%	YES	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.

Effective March 3, 2008, Incapital, LLC has replaced LaSalle Financial Services, Inc. as purchasing agent and agent under American General Finance Corporation's IncomeNotes program.  Consequently, all references to "LaSalle Financial Services, Inc." in the above-referenced Prospectus Supplement and Prospectus are amended to read "Incapital, LLC."